EXHIBIT 23(a)

INDEPENDENT AUDITORS' CONSENT


GENERAL MOTORS CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of General Motors Corporation of our reports dated January 26, 1998 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1997, as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
August 13, 1998